Exhibit 99.1

PRESS RELEASE

Cyren Announces Second Quarter 2021 Financial Results

- - -

Cyren Inbox Security, Anti-Phishing for the Enterprise, Achieves Record ARR Growth

McLean, Va. – August 16, 2021 – Cyren (NASDAQ: CYRN) today announced its second quarter 2021 financial results for the period ending June 30, 2021.

During the second quarter, Cyren reported quarterly revenues of $7.6 million, compared to $9.2 million during the second quarter of 2020. GAAP net loss for the quarter was $5.6 million, compared to the $4.6 million net loss reported during the second quarter of 2020, due to lower revenues, partially offset by lower operating expenses compared to the prior year.

“While overall revenues declined year-over-year, this decline was predominantly within our legacy threat intelligence services OEM business. Churn in the quarter was very low and customer satisfaction has never been higher. However, we had some anticipated customer contract reductions, with some occurring in 2020, that impacted the year-over-year comparison”, said Brett Jackson, CEO of Cyren.

“In our opinion, the key Q2 highlight for shareholders, however, is the significant acceleration of our new enterprise anti-phishing business, led by our Cyren Inbox Security offering. This acceleration was driven by an increase in customer order volume which resulted in new and expansion ARR growth of approximately 240% from Q1 2021. We believe this acceleration is likely to continue in Q3 based on the strength of our pipeline and the number of customer orders closed quarter-to-date.”

“As we have mentioned in prior calls, Cyren’s biggest growth opportunity is helping enterprise customers effectively deal with the constant stream of phishing attacks and business email compromise attempts. We believe our Q2 results and exceptional win rate validate the effectiveness and competitive differentiation of Cyren Inbox Security and its ability to quickly solve enterprise customers’ phishing problems. Management will continue to focus on investing in and developing this new, high-growth revenue stream and its potential to drive shareholder value.”

Second Quarter 2021 Financial Highlights:

•	Revenues for the second quarter of 2021 were $7.6 million, compared to $9.2 million during the second quarter of 2020.
•	GAAP net loss for the second quarter of 2020 was $5.6 million, compared to a net loss of $4.6 million in the second quarter of 2020.
•	GAAP loss per basic and diluted share for the second quarter of 2021 was $0.07, compared to a loss of $0.08 per basic and diluted share for the second quarter of 2020.
•	Non-GAAP net loss for the second quarter of 2021 was $4.5 million, compared to a Non-GAAP net loss of $3.8 million for the second quarter of 2020.
•	Non-GAAP loss per basic and diluted share was $0.06 for the Q2 2021, compared to a Non-GAAP loss of $0.06 per share in Q2 2020.
•	Cash used in operating activities during the second quarter of 2021 was $2.3 million, compared to cash provided by operating activities of $2.5 million during the second quarter of 2020, largely driven by an increase in net loss, a decline in deferred revenue driven by the receipt of a multi-year, multi-million dollar prepayment from one of our largest customers in the first quarter of 2019 and a decline in deferred revenue due to downsells on various customer renewals.
•	Net cash flow for the second quarter of 2021 was negative $2.5 million, compared to positive $1.1 million during the second quarter of 2020.
•	Cash and cash equivalents balance as of June 30, 2021, was $13.9 million, compared to $9.3 million as of December 31, 2020.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Financial Results Conference Call:

The company will host a conference call at 4:30 p.m. a.m. Eastern Time (11:30 p.m. Israel Time) on Monday, August 16, 2021 to discuss second quarter results.

U.S. Dial-in Number: 1-877-407-0312
Israel Dial-in Number: 1-80-940-6247
International Dial-in Number: 1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link:https://www.webcast-eqs.com/cyren_08162021/en.

For those unable to participate in the live conference call, a replay will be available until August 30, 2021. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13722129. An archived version of the webcast will also be available on the investor relations section of the company's website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren's cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company's performance exclusive of non-cash charges and other items that are considered by management to be outside of the company's core operating results. The company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company's current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's publicly filed reports, which are available through www.sec.gov.

Company Contact
Kenneth Tarpey, CFO
Cyren
+1.703.760.3435
kenneth.tarpey@cyren.com

   CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

  (in thousands of U.S. dollars, except per share amounts)

	Three months ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues	$7,609	$9,181	$16,366	$18,830
Cost of revenues	3,805	3,778	7,600	7,376
Gross profit	3,804	5,403	8,766	11,454
Operating expenses:
Research and development, net	4,110	4,151	8,360	7,495
Sales and marketing	2,731	3,146	5,369	6,182
General and administrative	2,305	2,476	4,465	4,690
Total operating expenses	9,146	9,773	18,194	18,367
Operating loss	(5,342)	(4,370)	(9,428)	(6,913)
Other income, net	1	2	(17)	8
Financial expenses, net	(287)	(290)	(501)	(521)
Loss before taxes	(5,628)	(4,658)	(9,946)	(7,426)
Tax benefit	40	44	161	61
Net loss	$(5,588)	$(4,614)	$(9,785)	$(7,365)
Loss per share - basic and diluted	$(0.07)	$(0.08)	$(0.14)	$(0.12)
Weighted average number of shares outstanding:
Basic and Diluted	75,484	60,041	71,996	59,862

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$3,804	$5,403	$8,766	$11,454
GAAP gross margin	50%	59%	54%	61%
Plus:
Stock-based compensation expense	83	20	104	64
Amortization of intangible assets	658	593	1,325	1,024
Non-GAAP gross profit	4,545	6,016	10,195	12,542
Non-GAAP gross margin	60%	66%	62%	67%

GAAP operating loss	(5,342)	(4,370)	(9,428)	(6,913)
Plus:
Stock-based compensation expense	548	507	1,005	1,152
Amortization of intangible assets	734	723	1,476	1,283
Capitalization of technology	(88)	(389)	(239)	(1,602)
Non-GAAP operating loss	(4,148)	(3,529)	(7,186)	(6,080)

GAAP net loss	(5,588)	(4,614)	(9,785)	(7,365)
Plus:
Stock-based compensation expense	548	507	1,005	1,152
Amortization of intangible assets	734	723	1,476	1,283
Amortization of deferred tax assets	(55)	(48)	(109)	(96)
Capitalization of technology	(99)	(414)	(262)	(1,657)
Non-GAAP net loss	$(4,460)	$(3,846)	$(7,675)	$(6,683)

Numerator for non-GAAP EPS calculation	$(4,460)	$(3,846)	$(7,675)	$(6,683)
Non-GAAP net loss per share	$(0.06)	$(0.06)	$(0.11)	$(0.11)

GAAP weighted-average shares used to
compute net loss per share	75,484	60,041	71,996	59,862

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	June 30	December 31
	2021	2020
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$13,885	$9,296
Trade receivables, net	1,410	960
Deferred commissions	989	980
Prepaid expenses and other receivables	1,615	779
Total current assets	17,899	12,015

Long-term deferred commissions	938	1,125
Long-term lease deposits and prepaids	870	937
Operating lease right-of-use assets	9,852	10,900
Severance pay fund	808	745
Property and equipment, net	3,248	3,948
Intangible assets, net	6,536	7,797
Goodwill	21,022	21,476
Total long-term assets	43,274	46,928
Total assets	$61,173	$58,943

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$1,361	$799
Convertible notes	10,000	10,000
Employees and payroll accruals	3,898	3,813
Accrued expenses and other liabilities	907	1,420
Operating lease liabilities	1,782	1,983
Deferred revenues	6,791	6,934
Total current liabilities	24,739	24,949

Deferred revenues	524	644
Convertible debentures	8,497	9,248
Long-term operating lease liabilities	8,894	9,866
Deferred tax liability	472	655
Accrued severance pay	902	838
Other liabilities	527	706
Total long-term liabilities	19,816	21,957

Shareholders’ equity	16,618	12,037
Total liabilities and shareholders’ equity	$61,173	$58,943

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020
Cash flows from operating activities:	Unaudited	Unaudited	Unaudited	Unaudited

Net loss	$(5,588)	$(4,614)	(9,785)	$(7,365)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Gain) / loss on disposal of property and equipment	(1)	26	17	13
Depreciation	528	597	1,091	1,215
Stock-based compensation	548	507	1,005	1,152
Amortization of intangible assets	733	723	1,475	1,283
Amortization of deferred commissions	328	452	653	803
Non-cash operating lease expense	464	534	930	922
Interest on convertible notes	143	142	285	283
Interest and amortization of debt issuance costs on Convertible Debentures	167	187	343	211
Deferred taxes, net	(44)	(54)	(168)	(118)

Changes in assets and liabilities:
Trade receivables	(682)	490	(471)	(162)
Prepaid expenses and other receivables	(794)	(57)	(792)	(383)
Deferred commissions	(266)	(276)	(474)	(664)
Change in long-term lease deposits and prepaids	18	28	20	(86)
Trade payables	185	(159)	247	(114)
Employees and payroll accruals, accrued expenses and other liabilities	(372)	444	(548)	(47)
Deferred revenues	2,592	4,062	(182)	1,989
Accrued severance pay, net	23	24	2	1
Operating lease liabilities	(333)	(534)	(1,064)	(954)
Other long-term liabilities	6	10	(180)	163
Net cash provided by (used in) operating activities	(2,345)	2,532	(7,596)	(1,858)

Cash flows from investing activities:

Proceeds from sale of property and equipment	3	2	5	4
Capitalization of technology	(100)	(588)	(252)	(1,589)
Purchase of property and equipment	(115)	(880)	(133)	(1,438)
Net cash used in investing activities	(212)	(1,466)	(380)	(3,023)

Cash flows from financing activities:

Proceeds from Convertible Debenture, net of debt issuance costs	-	-	-	9,442
Proceeds from stock issuance, net of costs	-	-	12,588	-
Net cash provided by financing activities	-	-	12,588	9,442
Effect of exchange rate changes on cash	8	(7)	(22)	(13)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,549)	1,059	4,590	4,548
Cash, cash equivalents and restricted cash at the beginning of the period	17,053	15,616	9,914	12,127
Cash, cash equivalents and restricted cash at the end of the period	$14,504	$16,675	$14,504	$16,675

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$13,885	$16,103	$13,885	$16,103
Restricted cash included in long-term restricted lease deposits	619	572	619	572

Total cash, cash equivalents and restricted cash	$14,504	$16,675	$14,504	$16,675